                                                                    Exhibit 99.1

                                                                   PRESS RELEASE

[LOGO OF NEOWARE]

         NEOWARE REPORTS FISCAL 2005 THIRD QUARTER REVENUE AND EARNINGS

        KING OF PRUSSIA, PA., MAY 3, 2005 -- Neoware Systems, Inc. (Nasdaq:
NWRE), the leading supplier of enterprise software, thin client appliances and related services that make computing more open, secure, reliable, affordable, and manageable, today reported record revenues for its fiscal third quarter and nine months ended March 31, 2005.

FY05 Q3 FINANCIAL HIGHLIGHTS:

    o Revenues increased 21% to $19,001,000 from $15,750,000 in the prior year third quarter.

    o Gross profit was $8,253,000, or 43% of revenue, compared to $7,424,000, or 47% of revenue, in the prior year third quarter, as a result of the Company's growth strategy implemented this fiscal year. Amortization of intangibles as a result of acquisitions included in cost of sales was $179,000 in the current quarter and $101,000 in the prior year third quarter.

    o Operating expenses were $5,809,000, or 31% of revenue, compared to $5,681,000, or 36% of revenue, in the prior year third quarter. Amortization of intangibles as a result of acquisitions included in operating expenses was $291,000 in the current quarter and $177,000 in the prior year third quarter.

    o GAAP net income for the quarter was $1,765,000, or $.11 per diluted share, compared to $1,658,000, or $.10 per diluted share in the prior year third quarter. The prior year third quarter included an income tax benefit of approximately $435,000 from the recovery of prior year taxes and an adjustment of the effective tax rate.

    o Non-GAAP net income was $2,082,000, or $.13 per diluted share in the current quarter, compared to $1,406,000 or $.09 per fully diluted share, in the year ago quarter. Non-GAAP net income excludes amortization of intangibles as a result of acquisitions and the related tax effect, as well as the effect in the prior year of an income tax benefit of approximately $435,000 from the recovery of prior year taxes and an adjustment of the effective tax rate. A reconciliation of the non-GAAP to GAAP net income, and of all other non-GAAP measures to the most comparable GAAP measures, is included in the attached schedule.

    o Cash and cash equivalents were $45.3 million at March 31, 2005, compared with $52.5 million at December 31, 2004, the result of positive cash flow from operations, partially offset by acquisition costs.

FY05 NINE MONTH FINANCIAL HIGHLIGHTS:

    o Revenues increased 21% to $55,775,000 from $46,086,000 in the prior year nine month period.

    o Gross profit was $24,089,000, or 43% of revenue, compared to $23,027,000, or 50% of revenue, in the prior year nine month period.

    o Operating expenses were $16,528,000, or 29% of revenue, compared to $16,367,000, or 36% of revenue, in the prior year nine month period.

    o GAAP net income was $5,220,000, or $.32 per diluted share, compared to $4,917,000, or $.31 per diluted share, in the prior year nine month period.

    o Non-GAAP net income excluding amortization of intangibles as a result of acquisitions and the related tax effect and the effect in the prior year of a tax benefit was $5,976,000, or $.37 per diluted share in the current quarter compared to $5,101,000 or $.32 per fully diluted share, in the year ago nine month period.

        "We are increasingly confident that thin client computing is gaining significant traction with corporate customers, enabling enterprises around the globe to improve security, enhance manageability and lower their costs," stated Michael Kantrowitz, Neoware's Chairman and CEO. "Neoware is delivering higher revenues and profits, and we're seeing strong demand from our customers. We believe that our strategy is working and we must continue to invest in our business in order to continue to drive increases in revenue and profit."

        "We're building our business organically, as well as through acquisitions designed to enhance our portfolio of software solutions and increase our geographic reach. During the third quarter, we acquired Mangrove's thin client software business, which provides us with innovative technology in the growing Linux market and enhances our ability to support enterprise customers in Southern Europe. We acquired the ThinTune thin client business, which gives us greater resources to develop and support customers in Central and Eastern Europe. We entered into a definitive agreement to acquire TeleVideo's thin client business and pending the closing of that transaction, we are the exclusive reseller for TeleVideo thin clients, which broadens our product offerings. After the quarter ended, we acquired Qualystem Technology, an innovative provider of on-demand streaming software that lowers the cost and improves the security and manageability of PC and thin client computing."

        "Although we do not generally give quarterly guidance, we now believe that the combination of the demand we are seeing in our core markets and our acquisition activities will lead to accelerating growth in revenues in our fiscal year 2006," Kantrowitz continued. "While our results in any particular period will vary due to the timing of individual orders, we now believe that we can achieve revenue growth in fiscal 2006 compared to fiscal 2005 that is toward the upper end of the 20% to 30% range that we previously communicated, or higher. We expect our gross profit margin targets during this period to continue to be in the 40% to 45% range. To capitalize on the opportunities that we see, and including additional costs as a result of compliance with the internal controls provisions of the Sarbanes Oxley Act, operating expenses will increase in the near term to approximately $7 million per quarter, including approximately $500,000 of amortization of intangibles as a result of acquisitions. Over the coming year, while we will further increase operating expenses in order to capitalize on the opportunity in front of us, we also intend to leverage these operating expense increases with revenue growth, and continue to target operating expenses near 30% of revenues during fiscal 2006."

        "We believe that the benefits of thin client computing are being increasingly recognized by customers, and that thin client computing is delivering tangible results for enterprises around the globe. Neoware is a leader in delivering these solutions to customers, and is investing to capitalize on the significant growth opportunities we see. Our ownership of core software technologies, our software-focused business model, our alliances with IBM and other industry leaders, and our financial strength make us the clear choice for organizations looking to improve the security and manageability of their computing infrastructure and to lower their costs," Mr. Kantrowitz concluded.

CONFERENCE CALL INFORMATION

        In connection with this release, management of Neoware will host a conference call at 5:00 PM Eastern Time on May 3, 2005. The conference call will be available live at www.vcall.com and on the Neoware website at www.neoware.com. To participate, go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call. A copy of this press release announcing the Company's earnings and other financial and statistical information about the periods to be presented in the conference call will be available on the Company's website at www.neoware.com.

        The call will also be accessible by dialing 1-800-895-1715 for domestic calls and +1-785-424-1059 for international calls. The conference ID will be NEOWARE. A replay of the call will be available through June 3, 2005 by dialing 1-800-934-7615 domestically and +1-402-220-6981 internationally. A copy of the press release announcing the Company's earnings and other financial and statistical information about the period to be presented in the conference call will be available on the Company's website at www.neoware.com.

NON-GAAP FINANCIAL MEASURES

        In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying schedule and in the News/Press Release section of our web site at www.neoware.com. We have provided the non-GAAP measures in order to present information about the Company's financial performance without these expenses, as we believe it provides a more comparable view of the financial performance of the Company's core business and trends relating to its financial condition and results of operations. We compute non-GAAP net income by adjusting GAAP net income for amortization of acquired intangible assets such as intellectual property, customer lists and non-compete agreements. In addition, we used an effective tax rate of 34% for each of the third quarter periods and nine month periods of fiscal 2005 and 2004, respectively. This compares to a GAAP effective tax rate for the same periods of 34% and 11% for the 2005 and 2004 third quarter periods, respectively, and 34% and 29% percent in the 2005 and 2004 nine month periods ended March 31, respectively. During the three months ended March 31, 2004, the Company adjusted the estimated annual effective income tax rate for fiscal 2004 downward to 34%. This reduction is due to an increased estimated benefit from the Extraterritorial Income Exclusion (EIE). The EIE provides a tax benefit by excluding a portion of income from qualified foreign sales from gross income. Also during the three months ended March 31, 2004, the Company recorded an income tax benefit of $332,000 from the recovery of prior years' EIE benefits.

ABOUT NEOWARE

        Neoware is a leading provider of enterprise software, thin client appliances, and related services that make computing more open, secure, reliable, affordable and manageable. Neoware was recently ranked America's eighth fastest-growing company by Fortune Magazine. By leveraging open technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware enables enterprises to leverage server-based computing architectures to increase security, flexibility and choice, as well as lower up-front and total costs.

        Neoware's software products enable enterprises to gain control of their desktops, stream software on-demand, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) environments and the web. Neoware's thin client appliances and software enable enterprises to run applications on servers and to display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one-fourth the price of today's typical business PC. Neoware's global development, services, and support provide customers with customized solutions that facilitate their specialized computing needs.

        Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware's global headquarters is in King of Prussia, PA.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: anticipated increased adoption of thin client computing by our customers; our investment in our business to drive increases in revenues and profits; growth opportunities generated internally and through acquisitions in coming periods; our ability to support enterprise and other customers in Europe; accelerating growth in revenues in fiscal year 2006; revenue growth, gross profit margin targets and operating expense levels for the 2006 fiscal year; our anticipated investments to capitalize on significant growth opportunities; and increased acceptance of thin client products in the market resulting in a gain in market share. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our inability to consummate and successfully integrate the TeleVideo acquisition; our inability to achieve our expectations for the 2006 fiscal year; our inability to successfully integrate our recent acquisitions; the timing and receipt of future orders; our timely development and customers' acceptance of our products, including our new products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our dependence on our suppliers; increased competition; our continued ability to sell our products through IBM to its customers; our ability to attract and retain qualified personnel, including the former employees of the businesses we acquired; adverse changes in customer order patterns; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2004 and Forms 10-Q for the quarters ended September 30, 2004 and December 31, 2004.

Neoware is a trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com

Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com

                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                 (UNAUDITED)
                                                  MARCH 31,       JUNE 30,
                                                    2005            2004
                                                ------------    ------------
                    ASSETS
Current assets:
  Cash and cash equivalents                     $     39,087    $     17,119
  Short-term investments                               6,233          38,177
  Accounts receivable, net                            13,891          10,580
  Inventories                                          2,978             795
  Prepaid expenses and other                           1,271           1,628
  Deferred income taxes                                  643             643
                                                ------------    ------------
  Total current assets                                64,103          68,942

Property and equipment, net                              414             509
Goodwill                                              27,775          17,466
Intangibles, net                                      10,038           3,545
Deferred income taxes                                    145             145
                                                ------------    ------------
                                                $    102,475    $     90,607
                                                ============    ============
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $      5,264    $      5,685
  Accrued compensation and benefits                    1,624           1,534
  Other accrued expenses                               2,857           1,071
  Income taxes payable                                 2,326             854
  Deferred revenue                                       989             739
                                                ------------    ------------
    Total current liabilities                         13,060           9,883
                                                                ------------
Deferred revenue                                         310             235
                                                ------------    ------------
    Total liabilities                                 13,370          10,118
                                                ------------    ------------
Stockholders' equity:
  Preferred stock                                          -               -
  Common stock                                            16              16
  Additional paid-in capital                          74,571          71,718
  Treasury stock, 100,000 shares at cost                (100)           (100)
  Accumulated other comprehensive income               1,479             936
  Retained earnings                                   13,139           7,919
                                                ------------    ------------
    Total stockholders' equity                        89,105          80,489
                                                ------------    ------------
                                                $    102,475    $     90,607
                                                ============    ============

                              NEOWARE SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                      (UNAUDITED)
                                                   THREE MONTHS ENDED        NINE MONTHS ENDED
                                                        MARCH 31,               DECEMBER 31,
                                                -----------------------   -----------------------
                                                   2005         2004         2005         2004
                                                ----------   ----------   ----------   ----------
Net revenues                                    $   19,001   $   15,750   $   55,775   $   46,086
Cost of revenues                                    10,748        8,326       31,686       23,059
                                                ----------   ----------   ----------   ----------
    Gross profit                                     8,253        7,424       24,089       23,027
                                                ----------   ----------   ----------   ----------
Sales and marketing                                  3,100        3,442        9,381        9,785
Research and development                               866          712        2,299        2,120
General and administrative                           1,843        1,527        4,848        4,462
                                                ----------   ----------   ----------   ----------
    Operating expenses                               5,809        5,681       16,528       16,367
                                                ----------   ----------   ----------   ----------
    Operating income                                 2,444        1,743        7,561        6,660

Foreign exchange loss                                   (7)           -         (243)           -
Interest income, net                                   241          109          594          287
                                                ----------   ----------   ----------   ----------
    Income before income taxes                       2,678        1,852        7,912        6,947
Income taxes                                           913          194        2,692        2,030
                                                ----------   ----------   ----------   ----------
Net income                                      $    1,765   $    1,658   $    5,220   $    4,917
                                                ==========   ==========   ==========   ==========
Earnings per share:
    Basic                                       $     0.11   $     0.11   $      .33   $      .31
                                                ==========   ==========   ==========   ==========
    Diluted                                     $     0.11   $     0.10   $      .32   $      .31
                                                ==========   ==========   ==========   ==========
Weighted average number of common shares
 outstanding:
    Basic                                           16,061       15,769       15,836       15,652
                                                ==========   ==========   ==========   ==========
    Diluted                                         16,404       16,171       16,207       15,942
                                                ==========   ==========   ==========   ==========

                              NEOWARE SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                           (UNAUDITED)
                                                        THREE MONTHS ENDED        NINE MONTHS ENDED
                                                            MARCH 31,                 MARCH 31,
                                                     -----------------------   -----------------------
                                                        2005         2004         2005         2004
                                                     ----------   ----------   ----------   ----------
Cash flows from operating activities:
  Net income                                         $    1,765   $    1,658   $    5,220   $    4,917
  Adjustments to reconcile net income to net
   cash provided by operating activities-
  Income tax benefit, primarily from stock
   option exercises                                         264           90          385        1,708
  Depreciation                                               70           72          199          209
  Amortization of intangibles                               471          278        1,117          782
  Changes in operating assets and liabilities-
   net of effect from acquisition-
  Accounts receivable                                      (270)      (1,912)      (3,013)         (94)
  Inventories                                               869           (8)      (2,183)          24
  Prepaid expenses and other                                545         (125)         595         (231)
  Accounts payable                                          880        1,471         (479)         897
  Accrued expenses                                           30          584        2,662          163
  Deferred revenue                                            7           97          292          284
                                                     ----------   ----------   ----------   ----------
Net cash provided by operating activities                 4,631        2,205        4,795        8,659
                                                     ----------   ----------   ----------   ----------
Cash flows from investing activities:
  Purchase of Visara thin client business                    (6)           -       (3,805)           -
  Purchase of Thintune thin client business              (9,383)           -       (9,383)           -
  Purchase of Mangrove Systems, SAS                      (2,843)           -       (2,843)           -
  Purchase of the TeemTalk software business                  -            -            -       (9,995)
  Purchase of short-term investments                          -      (28,129)     (20,233)     (50,186)
  Sales of short-term investments                         9,993        6,738       52,177       21,153
  Purchase of intangible assets                               -            -            -         (125)
  Purchases of property and equipment                       (24)         (23)         (90)        (129)
                                                     ----------   ----------   ----------   ----------
Net cash used in investing activities                    (2,263)     (21,414)      15,823      (39,282)
                                                     ----------   ----------   ----------   ----------
Cash flows from financing activities:
  Repayments of capital leases                               (1)          (2)          (5)          (4)
  Sale of common stock, net of expenses                       -            -            -       24,609
  Expenses for prior issuance of common stock                 -            -            -           (3)
  Exercise of stock options and warrants                    432            5        1,168          834
                                                     ----------   ----------   ----------   ----------
Net cash provided by financing activities                   431            3        1,163       25,436
                                                     ----------   ----------   ----------   ----------
Effect of foreign exchange rate changes on cash               2           25          187           (4)
                                                     ----------   ----------   ----------   ----------
  Increase (decrease) in cash and cash equivalents        2,801      (19,181)      21,968       (5,191)
Cash and cash equivalents, beginning of period           36,286       40,004       17,119       26,014
                                                     ----------   ----------   ----------   ----------
  Cash and cash equivalents, end of period           $   39,087   $   20,823   $   39,087   $   20,823
                                                     ==========   ==========   ==========   ==========
Supplemental disclosures:
  Cash paid for income taxes                         $       14   $        -   $       60   $      264
  Cash paid for interest                                      -            2            3            8

                              NEOWARE SYSTEMS, INC.

                   RECONCILIATION OF GAAP TO NON GAAP AMOUNTS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                       MARCH 31,                  MARCH 31,
                                                               ------------------------    ------------------------
                                                                  2005          2004          2005          2004
                                                               ----------    ----------    ----------    ----------
GAAP NET INCOME                                                $    1,765    $    1,658    $    5,220    $    4,917
Amortization of purchased intangible assets included
 within cost of sales                                                 179           101           432           290
Amortization of purchased intangible assets included
 within operating expenses                                            291           177           685           492
Income tax effect of amortization of purchased
 intangible assets                                                   (153)          (95)         (361)         (266)
Prior year EIE income tax benefit                                                  (435)                       (332)
                                                               ----------    ----------    ----------    ----------
Total net income impact                                               317          (252)          756           184
                                                               ----------    ----------    ----------    ----------
NON GAAP NET INCOME                                            $    2,082    $    1,406    $    5,976    $    5,101
                                                               ==========    ==========    ==========    ==========
Non GAAP Earnings per share:
Basic
                                                               $     0.13    $     0.09    $      .38    $      .33
                                                               ==========    ==========    ==========    ==========
Diluted                                                        $     0.13    $     0.09    $      .37    $      .32
                                                               ==========    ==========    ==========    ==========
Weighted average number of common shares outstanding:
Basic                                                              16,061        15,769        15,836        15,652
                                                               ==========    ==========    ==========    ==========
Diluted                                                            16,404        16,171        16,207        15,942
                                                               ==========    ==========    ==========    ==========